UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2016

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Strathvale House, 2nd Floor 90 North Church Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On January 16, 2016, our Board of Directors granted cash bonuses and issued options to purchase ordinary shares to our two executive officers under grant agreements made under our 2014 Omnibus Incentive Plan. Jay Madhu, our President and Chief Executive Officer, was granted a cash bonus of $50,000 and options to purchase an aggregate of 25,000 ordinary shares. Wrendon Timothy, our Financial Controller, was a granted a cash bonus of $30,000 and options to purchase an aggregate of 10,000 ordinary shares. The stock options are subject to forfeiture upon termination of employment (subject to certain post-termination windows to exercise vested stock options) and restrictions on transfer. The options will vest in increments of 6.25% each on a quarterly basis over a four-year period, and will expire on the 10th anniversary of the date of grant unless earlier exercised or earlier terminated due to termination of employment. The options were granted at an exercise price of $6.00 (US) per ordinary share. Also, our Board of Directors approved the increase of Wrendon Timothy’s base salary from $110,000 to $120,000 per annum and the decrease of quarterly fee paid to non-employee directors from $10,000 per quarter to $5,000 per quarter.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: January 20, 2016	Wrendon Timothy
Financial Controller and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.2	Form of Stock Option Agreement under Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan ((Incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed on January 28, 2015)